EXHIBIT 99

CEO and Acting CFO Certification

          In accordance with Section 906 of the Sarbanes-Oxley Act, the undersigned officer of Atlantic Tele-Network, Inc. (the “Company”) hereby certifies that the Form 10-Q Quarterly Report of the Company for the period ended March 31, 2003 being filed today with the SEC fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act and that the information contained in said report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ATLANTIC TELE-NETWORK, INC.

Date: May 15, 2003	/s/ CORNELIUS B. PRIOR, JR.

Cornelius B. Prior, Jr. Chief Executive Officer, Acting Chief Financial Officer and Chairman of the Board